 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-273882
PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 12, 2023)
45,714,286 Shares of Common Stock

We are offering to certain investors 45,714,286 shares (the “Shares”) of our common stock, par value $0.001 per share (the “common stock”). In a concurrent private placement, we are also offering, to the purchasers of shares of our common stock in this offering, warrants to purchase 45,714,286 shares of our common stock (the “Warrants”). The Warrants and the shares of common stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, nor are such Warrants and Warrant Shares being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Warrants are not and will not be listed for trading on any national securities exchange. Each purchaser is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.
The common stock will be sold in combination with an accompanying Warrant to purchase one share of common stock for each share of common stock sold. The Shares and the Warrants are immediately separable and will be issued separately. The Warrants will have an exercise price of $0.35 per share, will be non-exercisable for the first six months after issuance and will expire five years from the date of initial exercisability.
Our common stock is listed on The NYSE American under the symbol “SENS.” The last reported sale price of our common stock on The NYSE American on October 24, 2024 was $0.35 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on The NYSE American or any other national securities exchange or nationally recognized trading system.
We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary — Implications of Being a Smaller Reporting Company.”

Our business and an investment in our securities involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We have engaged H.C. Wainwright & Co., LLC or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding these arrangements.
	Per Share and Accompanying Warrants	Total
Offering price	$0.35	$16,000,000.10
Placement agent fees(1)	$0.02275	$1,040,000.01
Proceeds, before expenses, to Senseonics Holdings, Inc.	$0.32725	$14,960,000.09

(1)
We have agreed to pay the Placement Agent a cash fee of 6.5%. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

Delivery of the Shares being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about October 28, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.
Prospectus Supplement dated October 24, 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of a “shelf” registration statement on Form S-3 (File No. 333-273882) that we filed with the Securities and Exchange Commission, or the SEC, on August 10, 2023, which was declared effective by the SEC on September 12, 2023. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock and warrants. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.
We are offering to sell, and seeking offers to buy, shares of our common stock and warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock and warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Senseonics,” “company” and similar designations refer, collectively, to Senseonics Holdings, Inc.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, among other things, statements about:
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the success of our collaboration and commercialization agreement with Ascensia Diabetes Care Holdings AG (“Ascensia”);

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the timing of product launches;

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the clinical utility of Eversense;

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our ability to develop future generations of Eversense;

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our ability to service our outstanding indebtedness;

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the timing and availability of data from our clinical trials;

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the timing of our planned regulatory filings and potential regulatory approvals and CE Certificates of Conformity;

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our future development priorities;

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our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;

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our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our ability to comply with applicable regulatory requirements;

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our ability to maintain our intellectual property position;

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our estimates regarding the size of, and future growth in, the market for continuous glucose monitoring systems;

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our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations; and

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our estimates regarding our future expenses and needs for additional financing.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which are incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
Company Overview
We are a medical technology company focused on the development and manufacturing of glucose monitoring products designed to transform lives in the global diabetes community with differentiated, long-term implantable glucose management technology. Our implantable CGM (“Eversense”), including 90-day Eversense, Eversense XL and Eversense E3 CGM system versions are designed to continually and accurately measure glucose levels in people with diabetes via an under-the-skin sensor, a removable and rechargeable smart transmitter, and a convenient app for real-time diabetes monitoring and management for a period of up to six months in the case of Eversense XL and Eversense E3, as compared to seven to 14 days for non-implantable CGM systems. We affixed the CE mark to the original 90-day Eversense CGM system in June 2016, which marked the first certification for the product to be sold within the European Economic Area (being the European Union plus Norway, Iceland, and Liechtenstein) (“EEA”). Subsequently, we affixed the CE mark to the extended life Eversense XL CGM system in September 2017 to be sold in select markets in Europe and the Middle East. In June 2022, we affixed the CE mark to the extended life Eversense E3 CGM system and Ascensia began commercialization in select markets in Europe during the third quarter of 2022. In June 2018, the FDA, approved the 90-day Eversense CGM system for distribution throughout the United States. In June 2019, we received FDA approval for the non-adjunctive indication (dosing claim) for the 90-day Eversense system. With this approval and the availability of a new app in December 2019, the Eversense system can now be used as a therapeutic CGM in the United States to replace fingerstick blood glucose measurement to make treatment decisions, including insulin dosing. In February 2022, the 180-day extended life Eversense E3 CGM system was approved by the FDA and Ascensia began commercializing Eversense E3 in the United States in the second quarter of 2022. In April 2024, Eversense was authorized to be marketed as an iCGM through the FDA’s De Novo pathway, by establishing the special controls that will serve as a predicate device for 510(k) submissions in the future. In September 2024, the FDA cleared our next-generation Eversense 365 CGM system for people with Type 1 and Type 2 diabetes aged 18 years and older. Eversense 365 is the world’s first one year CGM system.
Our net revenues are derived from sales of the Eversense system which is sold in two separate kits: the disposable Eversense Sensor Pack which includes the sensor, insertion tool, and adhesive patches, and the durable Eversense Smart Transmitter Pack which includes the transmitter and charger.
We primarily sell directly to our network of distributors and strategic fulfillment partners, who provide the Eversense system to healthcare providers and patients through a prescribed request and invoice insurance payors for reimbursement. Sales of the Eversense system are widely dependent on the ability of patients to obtain coverage and adequate reimbursement from third-party payors or government agencies. We leverage and target regions where we have coverage decisions for patient device use and provider insertion and removal procedure payment. We have reached approximately 300 million covered lives in the United States through positive insurance payor coverage decisions. In June 2023, we received positive payor coverage decision from UnitedHealthcare, the largest healthcare insurance company in the United States that effective July 1, 2023, Eversense E3 CGM system would be covered. On August 3, 2020, the Center for Medicare and Medicaid Services (“CMS”) released its Calendar Year 2021 Medicare Physician Fee Schedule Proposed Rule that announces proposed policy changes for Medicare payments, including the proposed establishment of national payment amounts for the three CPT© Category III codes describing the insertion (CPT 0446T), removal (0447T), and removal and insertion (0048T) of an implantable interstitial glucose sensor, which describes our Eversense CGM systems, as a medical benefit, rather than as part of the Durable Medical Equipment channel that includes other CGMs. In December 2021, CMS released its Calendar Year 2022 Medicare Physician Fee Schedule that updated global payments for the device cost and procedure fees. In November 2022, CMS released its Calendar Year 2023 Medicare Physician Fee Schedule Proposed Rule that updates the payment amounts for the three CPT© III codes to account for the longer 6-month sensor. The Calendar Year 2024 Medicare Physician Fee Schedule continues to include the three CPT© Category III codes. In February 2024, we announced that Medicare coverage was expanded for Eversense E3 to include all people with diabetes using insulin and non-insulin users who have a history of problematic hypoglycemia providing access to millions of Medicare patients. The majority of Medicare administrative contractor (“MAC”) expansion is effective with the final MAC’s expected to become effective in the near future.
We are in the early commercialization stages of the Eversense brand and are focused on driving awareness of our CGM system amongst people with diabetes and their healthcare providers. In both the United States and our overseas markets, we have entered into strategic partnerships and distribution agreements that allow third party collaborators with direct sales forces and established distribution systems to market and promote Senseonics CGM systems, including 90-day Eversense, Eversense XL, Eversense E3 and future generation products, including our “Gemini” product variation to allow for a 2-in-1 glucose monitoring system combining the functionality of CGM and Flash Glucose Monitoring, in an implantable sensor with battery that may be utilized with a smart transmitter to get continuous glucose readings and alerts, or be utilized through a swipe over the sensor with a smart phone to get on-demand glucose reading without a smart transmitter and our “Freedom” product variation which would include Bluetooth in the sensor eliminating the on-body component.
Recent Developments
At the Market Offering
On October 24, 2024, we amended our Equity Distribution Agreement with Goldman Sachs & Co. LLC (“Goldman Sachs”), dated August 10, 2023 (the “Equity Distribution Agreement”), to reduce the maximum amount of shares issuable in our “at the market” offering” thereunder. To date, we have issued and sold an aggregate of $4,768,600 of common stock pursuant to the Equity Distribution Agreement, including the sale of $4,405,618 of common stock after June 30, 2024. As amended, the Equity Distribution Agreement permits us to issue and sell up to an additional $55 million of common stock from time to time in the at-the-market offering through Goldman Sachs, acting as our agent.
Risks Associated with Our Business
Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement immediately following this prospectus supplement summary and in the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which are incorporated by reference in this prospectus supplement. These risks include the following:
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We have incurred significant operating losses since inception and cannot assure you that we will ever achieve or sustain profitability. Our results of operations may fluctuate significantly from quarter to quarter or year to year.

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We expect that a substantial majority of our future revenue will result from our Commercialization Agreement with Ascensia. If Ascensia fails to perform satisfactorily under this agreement, including among other things if they are delayed or unsuccessful in growing the adoption of our product, our commercialization efforts and financial results would be directly and adversely affected.

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The markets in which we participate are highly competitive, and our primary competitors, as well as a number of other companies, medical researcher and existing medical device companies, are pursuing new delivery devices, delivery technologies, sensing technologies, procedures, drugs and other therapies for the monitoring, treatment and prevention of diabetes. Any technological breakthroughs in diabetes monitoring, treatment or prevention could reduce the potential market for Eversense or render Eversense less competitive or obsolete, which would significantly reduce our potential sales.

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We have limited operating history as a commercial-stage company and may face difficulties encountered by companies early in their commercialization in competitive and rapidly evolving markets.

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Our actual operating results may differ significantly from any guidance provided. If our actual results of operations fall below the expectations of investors or securities analysts, the price of our common stock could decline significantly.

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Due to our recurring losses and uncertainty regarding our ability to maintain liquidity sufficient to operate our business effectively, there is substantial doubt about our ability to continue as a going concern.

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Medical device development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, ongoing development for lifecycle management of our products.

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Our products and operations are subject to extensive governmental regulation, and failure to comply with applicable requirements could cause our business to suffer. In particular, the FDA and other foreign regulatory clearance, certification, or approval processes are expensive, time-consuming and uncertain, and the failure to maintain required regulatory clearances, certifications and approvals could prevent us from commercializing Eversense and future versions of Eversense.

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The ongoing military action by Russia in Ukraine and Israel in Gaza could have negative impact on the global economy which could materially adversely affect our business, operations, operating results and financial condition. There is uncertainty regarding the ultimate impact the conflict, including any escalation or further expansion of the conflict’s current scope, will have on our customers, the global economy, supply chains, logistics, fuel prices, raw material pricing and our business.

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Surging natural gas and electricity costs in Europe poses a threat to our contract manufacturers ability to maintain operations in Europe which can adversely affect or business supply chain. If the energy crisis or other supply chain challenges impact our ability to obtain raw materials on a timely basis or without significant increases in costs, our financial results and business operations may be adversely affected.

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Failure to secure or retain coverage or adequate reimbursement for Eversense or future versions of Eversense systems, including the related insertion and removal procedures, by third-party payors could adversely affect our business, financial condition and operating results.

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We have established and are establishing wholly-owned subsidiaries, as well as partnerships and other arrangements with third parties, to develop broad inserter networks and as the number of insertions increase so does our reliance on these inserter networks. If these inserter networks fail to perform satisfactorily, our commercialization efforts and financial results would be directly and adversely affected.

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Our stock price has been highly volatile and may continue to be highly volatile. The stock market in general and the market for innovative, emerging medtech and biotechnology companies in particular, has experienced volatility that has often been unrelated to the operating performance of particular companies. We cannot predict the action of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

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Our operating results are subject to significant fluctuations.

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We contract with third parties for the manufacture of Eversense. Risks associated with the manufacturing of our products, loss of key suppliers or disruption to their facilities could reduce our gross margins and negatively affect our operating results.

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We operate in a regulated industry and our business, operations and the business and operations of our third-party manufacturers are subject to various foreign, U.S. federal, state and local laws and regulations, including those promulgated by the FDA and equivalent foreign regulatory authorities, among others. Failure to comply with applicable laws and regulations should harm our business and we may incur significant expenditures related to compliance efforts.

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Failure or perceived failure to comply with existing or future laws, regulations, contracts, self-regulatory schemes, standards, and other obligations related to data privacy and security (including security incidents) could harm our business. Compliance or the actual or perceived failure to comply with such obligations could increase the costs to our products, limit their use or adoption, and otherwise negatively affect our operating results and business.

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Holders of debt instruments may exert substantial influence over us and may exercise their control in a manner adverse to the interests of our common stockholders.

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The medical device industry is characterized by patent litigation, and we could become subject to litigation that could be costly, result in the diversion of management’s time and efforts, stop our development and commercialization measures, harm our reputation or require us to pay damages.

Company Information
We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. On December 7, 2015, pursuant to the Merger Agreement and the transactions contemplated thereby (the “Acquisition”), we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. From its inception in 1996 until 2010, Senseonics, Incorporated devoted substantially all of its resources to researching various sensor technologies and platforms. Beginning in 2010, the company narrowed its focus to designing, developing and refining a commercially viable glucose monitoring system.
In connection with the Acquisition, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. Upon the closing of the Acquisition, Senseonics, Incorporated merged with a wholly owned subsidiary of ours formed solely for that purpose and became our wholly owned subsidiary.
In April 2024 and July 2024, Eon Care Services, LLC and Eon Management Services, LLC, (collectively “Eon Care”) were formed as wholly owned subsidiaries of Senseonics, Incorporated. Eon Care has been established to support patient access to the Eversense system by providing convenient Eversense insertion and training services.
Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Our telephone number is (301) 515-7260. Our common stock is listed on the NYSE American under the symbol “SENS.”
Available Information
Our internet website address is http://www.senseonics.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING
Common stock offered by Senseonics
45,714,286 shares
Concurrent private placement
In a concurrent private placement, we are also issuing warrants to purchase up to 45,714,286 shares of our common stock. The Warrants and Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, nor are such Warrants and Warrant Shares being offered pursuant to this prospectus supplement and base prospectus. The Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Warrants are not and will not be listed for trading on any national securities exchange. Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.
Common stock to be outstanding after this offering
580,991,648 shares, assuming no exercise of the Warrants being offered in the concurrent private placement.
Use of proceeds
We plan to use the net proceeds from this offering primarily to for working capital and general corporate purposes. In addition, we may also use a portion of the net proceeds from this offering to repay borrowings on our outstanding 5.25% Convertible Senior Notes due 2025 See “Use of Proceeds” on page S-9 of this prospectus supplement.
Risk factors
You should read the “Risk Factors” section of this prospectus supplement beginning on page S-7 and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which are incorporated by reference, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
NYSE American symbol
SENS. We do not intend to list the warrants on the NYSE American or any other national securities exchange or nationally recognized trading system. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or recognized trading system.
The number of shares of our common stock to be outstanding after this offering is based on 535,277,362 shares of our common stock outstanding as of June 30, 2024. This number excludes the Warrants offered in the concurrent private placement, and also excludes the following, all as of June 30, 2024:
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823,389 shares of our common stock reserved for outstanding stock awards granted under the Senseonics, Incorporated Amended and Restated 1997 Stock Option Plan;

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40,305,459 shares of our common stock reserved for outstanding stock awards granted under our Amended and Restated 2015 Equity Incentive Plan;

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27,844,978 shares of our common stock reserved for issuance under our Amended and Restated 2015 Equity Incentive Plan;

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1,260,833 shares of our common stock reserved for outstanding stock awards granted under our Inducement Plan;

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317,094 shares of our common stock reserved for issuance under our Inducement Plan;

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22,729,158 shares of our common stock reserved for issuance under our 2016 Employee Stock Purchase Plan;

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2,300,000 shares of our common stock reserved for outstanding stock awards granted under our 2023 Commercial Equity Plan;

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7,700,000 shares of our common stock reserved for issuance under our 2023 Commercial Equity Plan;

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30,372,058 shares of our common stock reserved for issuance upon conversion of Series B convertible preferred stock;

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728,291 shares issued and sold pursuant to our Equity Distribution Agreement subsequent to June 30, 2024;

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85,559,131 shares of our common stock reserved for issuance upon exercise of warrants; and

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15,813,176 shares of our common stock reserved for issuance upon conversion of our outstanding Convertible Promissory Notes due 2025.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above, no vesting and settlement of restricted stock units and no exercise of the Warrants being issued in the concurrent private placement.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the following risk factors and the risk factors discussed under the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2024 as may be updated by our subsequent filings, which are incorporated by reference into this prospectus supplement and accompanying prospectus in their entirety, together with all of the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties described in these documents are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. If any of the risks discussed below or incorporated by reference actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the value of our securities to decline, and you may lose all or part of your investment.
Risks Related to this Offering
Raising additional capital, including as a result of this offering, may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our product candidates.
Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and development agreements. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research and development activities or product candidates on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.
If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.
The price of our common stock in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Based on an offering price of $0.35 per share, you will experience immediate dilution of $0.26 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the offering price. To the extent outstanding options or warrants are exercised, including the Warrants being issued in the concurrent private placement, or shares of common stock are issued upon the vesting or other settlement of outstanding restricted stock units, you will incur further dilution. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase shares of common stock in this offering.
We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and despite our efforts may not use them in a manner that increases the value of your investment.
Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.

Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.
A significant portion of our total outstanding shares are eligible to be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Upon completion of this offering, shares held by our directors and officers will be subject to a contractual lock-up for a period of 60 days following the closing date of this offering. These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of, or release from, the 60-day lock-up period. The balance of our outstanding shares of common stock, including any shares purchased in this offering, may be resold into the public market immediately without restriction, unless owned or purchased by our affiliates. Moreover, after this offering, some of the holders of our common stock will have the right, subject to specified conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.
All of our outstanding options and restricted stock units or shares that are otherwise issuable under our equity compensation plans are registered under the Securities Act of 1933, as amended, on a registration statement on Form S-8. These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described above, to the extent applicable.

USE OF PROCEEDS
We estimate that the net proceeds to us from the issuance and sale of our common stock will be $14.7 million after deducting placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of any Warrants being issued in the concurrent private placement.
We plan to use the net proceeds from this offering primarily for working capital and general corporate purposes. In addition, we may also use a portion of the net proceeds from this offering to repay borrowings on our outstanding our outstanding 5.25% Convertible Senior Notes due 2025 (the “2025 Notes”). The 2025 Notes carry an interest rate of 5.25% per annum, mature on January 15, 2025 unless earlier converted. As of June 30, 2024, $20.4 million aggregate principal amount of the 2025 Notes is outstanding.
This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Predicting the cost necessary to develop and market product candidates can be difficult, therefore, the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our product candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs.
As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we expect to invest the net proceeds in short-term, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.
Based on the planned use of proceeds described above, we believe that the net proceeds from this offering and our current cash and cash equivalents and short-term investments will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into the fourth quarter of 2025. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

DIVIDEND POLICY
We have never declared or paid any dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

DILUTION
If you invest in our securities in this offering, your interest will be immediately diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2024 was $38.2 million, or $0.07 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on June 30, 2024.
After giving effect to the issuance and sale of 45,714,286 shares of our common stock in this offering at a price of $0.35 per share of common stock, and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been $52.9 million, or $0.09 per share. This represents an immediate increase in net tangible book value per share of $0.02 to existing stockholders and immediate dilution of $0.26 in net tangible book value per share to new investors in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the offering price per share paid by new investors.
The following table illustrates this per share dilution to the new investors purchasing shares of our common stock in this offering:
Offering price per share		$0.35
Net tangible book value per share as of June 30, 2024	$0.07
Increase per share as a result of this offering	$0.02
Net tangible book value per share after this offering		0.09
Dilution per share to new investors		$0.26
The discussion and table above assume no exercise of the Warrants being issued in the concurrent private placement.
The above discussion and table are based on 535,277,362 shares of our common stock outstanding as of June 30, 2024. This number excludes shares issuable upon exercise of the Warrants being issued in the concurrent private placement, and also excludes the following, all as of June 30, 2024:
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823,389 shares of our common stock reserved for outstanding stock awards granted under the Senseonics, Incorporated Amended and Restated 1997 Stock Option Plan;

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40,305,459 shares of our common stock reserved for outstanding stock awards granted under our Amended and Restated 2015 Equity Incentive Plan;

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27,844,978 shares of our common stock reserved for issuance under our Amended and Restated 2015 Equity Incentive Plan;

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1,260,833 shares of our common stock reserved for outstanding stock awards granted under our Inducement Plan;

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317,094 shares of our common stock reserved for issuance under our Inducement Plan;

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22,729,158 shares of our common stock reserved for issuance under our 2016 Employee Stock Purchase Plan;

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2,300,000 shares of our common stock reserved for outstanding stock awards granted under our 2023 Commercial Equity Plan;

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7,700,000 shares of our common stock reserved for issuance under our 2023 Commercial Equity Plan;

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30,372,058 shares of our common stock reserved for issuance upon conversion of Series B convertible preferred stock;

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728,291 shares issued and sold pursuant to our Equity Distribution Agreement subsequent to June 30, 2024;

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85,559,131 shares of our common stock reserved for issuance upon exercise of warrants; and

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15,813,176 shares of our common stock reserved for issuance upon conversion of our outstanding Convertible Promissory Notes due 2025.

To the extent that any options or warrants are exercised, new equity awards are issued under our equity incentive plans, shares of common stock are issued upon the vesting or other settlement of outstanding restricted stock units or we otherwise issue additional shares of common stock in the future at a price less than the offering price, there may be further dilution to new investors purchasing securities in this offering.

DESCRIPTION OF SECURITIES
We are offering 45,714,286 shares of our common stock.
The following is a brief summary of certain terms and conditions of the securities being offered in this offering.
Common Stock
As of the date of this prospectus supplement, our amended and restated certificate of incorporation authorizes us to issue 1,400,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus. Our common stock is listed on The NYSE American under the symbol “SENS.”

PLAN OF DISTRIBUTION
We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering. The placement agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of shares of our common stock offered pursuant to this prospectus supplement.
We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about October 28, 2024, subject to satisfaction of customary closing conditions.
Fees and Expenses
Pursuant to our engagement agreement, we have agreed to pay the placement agent fees set forth in the table below.
	Per Share	Total
Offering price	$0.35	$16,000,000.10
Placement agent fees	$0.02275	$1,040,000.01
Proceeds to us, before expenses	$0.32725	$14,960,000.09
We have agreed to pay the placement agent in connection with this offering (i) a cash fee equal to 6.5% of the aggregate gross proceeds of this offering, (ii) $100,000 for fees and expenses of the placement agent’s counsel and other out of pocket expenses, (iv) a non-accountable expense allowance of $50,000 and (v) $15,950 for the clearing expenses. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $300,000.
Tail Financing Payments
We have also agreed to pay the placement agent a tail fee equal to the cash compensation in this offering, if any investor, who was brought over-the-wall by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of our engagement agreement.
Lock-up Agreements
We and each of our officers and directors have agreed to be subject to a lock-up for a period of 60 days following the date of closing of the offering pursuant to this prospectus supplement and accompanying prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or their equivalents, subject to certain exceptions and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our common stock or any securities convertible into, or exercisable or exchangeable for, common stock, subject to certain exceptions. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of 60 days following the closing date of this offering, subject to certain exceptions.

Indemnification
We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.
Regulation M
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:
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may not engage in any stabilization activity in connection with our securities; and

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may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships
From time to time, the placement agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on The NYSE American under the symbol “SENS.”

PRIVATE PLACEMENT TRANSACTION
In a concurrent private placement (the “Private Placement”), we are issuing to the purchasers of our common stock in this offering Warrants to purchase up to 45,714,286 shares of our common stock (the ‘‘Warrants’’). Each share of common stock purchased in this offering pursuant to this prospectus supplement and the accompanying prospectus will be accompanied by an accompanying Warrant in the Private Placement.
The Warrants and the shares of our common stock issuable upon exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the purchasers may only sell shares of common stock issued or issuable upon the exercise of the Warrants acquired in the Private Placement pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. There is no established public trading market for the Warrants and we do not expect a market to develop. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants, as applicable.
The Shares and the Warrants are immediately separable and will be issued separately. The Warrants will have an exercise price of $0.35 per share, will be non-exercisable for the first six months after issuance and will expire five years from the date of initial exercisability.
A holder (together with its affiliates) of the Warrants may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of our outstanding common stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the Warrants, provided that such cashless exercise shall only be permitted if no registration statement for the resale of such shares is effective at the time of such exercise.
The exercise price and number of the shares of our common stock issuable upon the exercise of the Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions, as described in the Warrants.
This summary of certain terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the forms of the Warrants which have been filed with the SEC as an exhibit to a Current Report on Form 8-K.

LEGAL MATTERS
The validity of the securities being offered by this prospectus supplement will be passed upon for us by Cooley LLP, Reston, Virginia. Ellenoff, Grossman & Schole LLP, New York, New York, is counsel for the placement agent in connection with this offering
EXPERTS
The consolidated financial statements of Senseonics Holdings, Inc. and subsidiary as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.senseonics.com/. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-37717) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 1, 2024;

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our Quarterly Reports on Form 10-Q filed with the SEC on May 13, 2024 and August 8, 2024;

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our Current Reports on Form 8-K filed with the SEC on January 4, 2024, March 25, 2024 and May 22, 2024, to the extent the information in such reports is filed and not furnished;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2024 (other than the portions thereof that are furnished and not filed); and

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the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K filed with the SEC on March 1, 2024, including any amendments or reports filed for the purposes of updating this description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Senseonics Holdings, Inc.
Attn: Investor Relations
20451 Seneca Meadows Parkway
Germantown, MD 20876-7005
Telephone: (301) 515-7260

PROSPECTUS
$106,600,000
Common Stock

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, the securities described in this prospectus, up to an aggregate amount of $106,600,000. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 11 of this prospectus.
Our common stock is listed on the NYSE American under the symbol “SENS.” On September 8, 2023, the last reported sale price of our common stock was $0.59 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE American or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The date of this prospectus is September 12, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell the securities described in this prospectus in one or more offerings, for an aggregate initial offering price of up to $106,600,000.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide one or more prospectus supplements that will contain more specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in both this prospectus and the applicable prospectus supplement, and in particular the annual, quarterly and current reports and other documents we file with the SEC. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses that we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus and any information in documents that we have incorporated by reference is accurate only as of their respective dates or any other date set forth in that document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations, cash flow and prospects may have changed materially since those dates.
This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”
Unless the context otherwise indicates, references in this prospectus to “the Company,” “we,” “our” and “us” refer, collectively, to Senseonics Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

ABOUT SENSEONICS HOLDINGS, INC.
Company Overview
We are a medical technology company focused on the development and manufacturing of glucose monitoring products designed to transform lives in the global diabetes community with differentiated, long-term implantable glucose management technology. Our implantable CGM (“Eversense”), including 90-day Eversense, Eversense XL and Eversense E3 CGM system versions are designed to continually and accurately measure glucose levels in people with diabetes via an under-the-skin sensor, a removable and rechargeable smart transmitter, and a convenient app for real-time diabetes monitoring and management for a period of up to six months in the case of Eversense XL and Eversense E3, as compared to seven to 14 days for non-implantable CGM systems. We affixed the CE mark to the original 90-day Eversense CGM system in June 2016, which marked the first certification for the product to be sold within the European Economic Area (being the European Union plus Norway, Iceland, and Liechtenstein) (“EEA”). Subsequently, we affixed the CE mark to the extended life Eversense XL CGM system in September 2017 to be sold in select markets in Europe and the Middle East. In June 2022, we affixed the CE mark to the extended life Eversense E3 CGM system and Ascensia began commercialization in select markets in Europe during the third quarter of 2022. In June 2018, the FDA, approved the 90-day Eversense CGM system for distribution throughout the United States. In June 2019, we received FDA approval for the non-adjunctive indication (dosing claim) for the 90-day Eversense system. With this approval and the availability of a new app in December 2019, the Eversense system can now be used as a therapeutic CGM in the United States to replace fingerstick blood glucose measurement to make treatment decisions, including insulin dosing. In February 2022, the 180-day extended life Eversense E3 CGM system was approved by the FDA and Ascensia began commercializing Eversense E3 in the United States in the second quarter of 2022.
Our net revenues are derived from sales of the Eversense system which is sold in two separate kits: the disposable Eversense Sensor Pack which includes the sensor, insertion tool, and adhesive patches, and the durable Eversense Smart Transmitter Pack which includes the transmitter and charger.
We sell directly to our network of distributors and strategic fulfillment partners, who provide the Eversense system to healthcare providers and patients through a prescribed request and invoice insurance payors for reimbursement. Sales of the Eversense system are widely dependent on the ability of patients to obtain coverage and adequate reimbursement from third-party payors or government agencies. We leverage and target regions where we have coverage decisions for patient device use and provider insertion and removal procedure payment. We have reached approximately 300 million covered lives in the United States through positive insurance payor coverage decisions. In June 2023, we received a positive payor coverage decision from UnitedHealthcare, the largest healthcare insurance company in the United States that effective July 1, 2023, Eversense E3 CGM system would be covered. On August 3, 2020, the Center for Medicare and Medicaid Services (“CMS”) released its Calendar Year 2021 Medicare Physician Fee Schedule Proposed Rule that announces proposed policy changes for Medicare payments, including the proposed establishment of national payment amounts for the three CPT© Category III codes describing the insertion (CPT 0446T), removal (0447T), and removal and insertion (0048T) of an implantable interstitial glucose sensor, which describes our Eversense CGM systems, as a medical benefit, rather than as part of the Durable Medical Equipment channel that includes other CGMs. In December 2021, CMS released its Calendar Year 2022 Medicare Physician Fee Schedule that updated global payments for the device cost and procedure fees. In July 2022, CMS provided temporary G-codes to enable immediate access to Eversense E3 for all eligible Medicare beneficiaries. In November 2022, CMS released its Calendar Year 2023 Medicare Physician Fee Schedule Proposed Rule that updates the payment amounts for the three CPT© Category III codes to account for the longer 6-month sensor.
In February 2020, we announced that the FDA approved a subgroup of PROMISE trial participants to continue for a total of 365 days to gather feasibility data on the safety and accuracy of a 365-day sensor. This sub-set of 30 participants was left undisturbed for 365 days with the goal of measuring accuracy and longevity over the full 365 days. Information gathered from this sub-set and additional development efforts provided us the confidence to start the Pivotal study for the Eversense 365-day System. The ENHANCE pivotal study for the Eversense 365-day system completed enrollment in the third quarter of 2022 and we expect to have data in the second half of 2023.

We are in the early commercialization stages of the Eversense brand and are focused on driving awareness of our CGM system amongst intensively managed patients and their healthcare providers. In both the United States and our overseas markets, we have entered into strategic partnerships and distribution agreements that allow third party collaborators with direct sales forces and established distribution systems to market and promote Senseonics CGM systems, including 90-day Eversense, Eversense XL, Eversense E3 and future generation products.
Company Information
We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. On December 7, 2015, pursuant to the Merger Agreement and the transactions contemplated thereby (the “Acquisition”), we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. From its inception in 1996 until 2010, Senseonics, Incorporated devoted substantially all of its resources to researching various sensor technologies and platforms. Beginning in 2010, the company narrowed its focus to designing, developing and refining a commercially viable glucose monitoring system.
In connection with the Acquisition, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. Upon the closing of the Acquisition, Senseonics, Incorporated merged with a wholly owned subsidiary of ours formed solely for that purpose and became our wholly owned subsidiary.
Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005 and our telephone number is (301) 515-7260. Our common stock is listed on the NYSE American under the symbol “SENS.”
Our website is located at http://www.senseonics.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus or the accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference into this prospectus, the applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, and the documents incorporated by reference herein and therein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2022 and our most recent Quarterly Report on Form 10-Q for the period ended June 30, 2023, as well as any amendments thereto reflected in our subsequent filings with the SEC.
Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), these forward-looking statements include statements regarding:
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the success of our collaboration and commercialization agreement with Ascensia Diabetes Care Holdings AG (“Ascensia”);

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the timing of product launches;

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the clinical utility of Eversense;

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our ability to develop future generations of Eversense;

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our ability to service our outstanding indebtedness;

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the timing and availability of data from our clinical trials;

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the timing of our planned regulatory filings and potential regulatory approvals and CE Certificates of Conformity;

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our future development priorities;

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our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;

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our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our ability to comply with applicable regulatory requirements;

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our ability to maintain our intellectual property position;

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our estimates regarding the size of, and future growth in, the market for continuous glucose monitoring systems;

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effects of the COVID-19 pandemic;

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our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations; and

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our estimates regarding our future expenses and needs for additional financing.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in this prospectus and the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
The forward-looking statements in this prospectus represent our views as of the date of this prospectus. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, each as currently in effect, which are filed as exhibits to the registration statement of which this prospectus is part.
General
Our amended and restated certificate of incorporation, as amended (the “Restated Certificate”) authorizes us to issue up to 900,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, 30,000 of which shares of preferred stock were designated as Series A Convertible Preferred Stock, 12,000 of which shares of preferred stock were designated as Series B Convertible Preferred Stock, and the remaining 4,958,000 of which shares of preferred stock were undesignated as of September 8, 2023. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of September 8, 2023, we had outstanding 528,176,273 shares of common stock, 12,000 shares of Series B Convertible Preferred Stock (which shares were convertible into an aggregate of 30,372,058 shares of common stock) and no shares of Series A Convertible Preferred Stock.
Common Stock
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our Restated Certificate and Amended and Restated Bylaws, as amended (“Bylaws”), our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.
Rights and Preferences
Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
Pursuant to our Restated Certificate, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.
Antitakeover Effects of Provisions of Charter Documents and Delaware Law
Charter Documents.   Our Restated Certificate and Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our board of directors is classified into three classes of directors. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our Restated Certificate does not provide otherwise. In addition, the Restated Certificate provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our Bylaws limit who may call special meetings of the stockholders. Our Restated Certificate does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Finally, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our Restated Certificate and Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.
Delaware Takeover Statute.   We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”), which prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:
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the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

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upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 662/3% of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL defines a “business combination” to include any of the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.
Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.
Choice of Forum
Our Restated Certificate provides that the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim against any director, officer or other employee of ours for breach of a fiduciary duty owed to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our Restated Certificate or Bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. Our Bylaws provide that the federal district courts of the United States will be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Listing on the NYSE American
Our common stock is listed on the NYSE American under the symbol “SENS.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE American or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
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on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

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to or through a market maker otherwise than on the NYSE American or such other securities exchanges or quotation or trading services.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of the underwriters, if any;

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the purchase price of the securities and the proceeds, if any, we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers on the NYSE American may engage in passive market making transactions in the common stock on the NYSE American in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Reston, Virginia. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Senseonics Holdings, Inc. as of December 31, 2022 and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
We maintain a website at www.senseonics.com. Information contained in or accessible through our website does not constitute a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37717. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;

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the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on April 6, 2023;

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our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 9, 2023 and August 10, 2023, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 10, 2023, March 15, 2023, April 3, 2023, May 23, 2023 and September 11, 2023, to the extent the information in such reports is filed and not furnished; and

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the description of our common stock, which is registered under Section 12 of the Exchange Act, as described in our Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering and such documents will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Senseonics Holdings, Inc., Attn: Investor Relations, 20451 Seneca Meadows Parkway, Germantown, MD 20876-7005, telephone: (301) 515-7260.
Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus modifies or supersedes such statement.

45,714,286 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.
October 24, 2024